Exhibit 8.1

List of Principal Subsidiaries of the Registrant

Principal Subsidiaries

Name	Place of Incorporation

Weidai HK Limited	Hong Kong
Weidai Singapore Pte Ltd	Singapore
Weidai Co., Ltd.	People’s Republic of China
Qianwei (Hangzhou) Technology Co., Ltd.	People’s Republic of China
Ruituo (Hangzhou) Internet Financial Information Services Co., Ltd.	People’s Republic of China
Yiwu Weirui Internet Technology Co., Ltd.	People’s Republic of China
Hangzhou Yiqitou Investment advisory Co.,Ltd	People’s Republic of China
Liangche (Hangzhou) Internet Technology Co., Ltd.	People’s Republic of China
Hangzhou Jingwei Assets Management Co., Ltd.	People’s Republic of China
Fuzhou Weidai Online Microcredit Co., Ltd.	People’s Republic of China
Khorgos Micro-car Auction Information Technology Co., Ltd.	People’s Republic of China
Khorgos Micron Internet Technology Co., Ltd.	People’s Republic of China
Khorgos Weiyi Internet Technology Co.,	People’s Republic of China
Rymo Technology Industry Limited	Hong Kong
Hangzhou Jiujiu Financial Information Services Limited	People’s Republic of China
Hangzhou Micro-car Auction Co., Ltd.	People’s Republic of China
Shanghai Zaohui Finance Lease Co., Ltd.	People’s Republic of China

Variable Interest Entities

Name	Place of Incorporation

Weidai (Hangzhou) Financial Information Service Ltd.	People’s Republic of China
Hangzhou Yuntuo Group Co., Ltd.	People’s Republic of China

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